Exhibit 19.3

 Ford Credit Auto Owner Trust 2002-C
  Monthly Servicing Report


  Collection Period                                                                                                      July, 2002
  Distribution Date                                                                                                       8/15/2002
  Transaction Month                                                                                                               2

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                        Dollar Amount       # of Contracts
  Original Portfolio:                  $2,119,999,956.92              122,838
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $410,000,000.00         1.860%                    March 17, 2003
   Class A-2 A Notes                                                200,000,000.00         2.480%                 December 15, 2004
   Class A-2 B Notes                                                655,000,000.00         1.870%                 December 15, 2004
   Class A-3 Notes                                                  392,000,000.00         3.380%                 December 15, 2005
   Class A-4 Notes                                                  249,260,000.00         3.790%                September 15, 2006
   Class B Notes                                                     60,200,000.00         4.220%                 December 15, 2006
   Class C Notes                                                     40,135,000.00         4.810%                    March 15, 2007
   Class D Certificates                                              40,135,000.00         6.000%                 November 17, 2008
                                                                     -------------
      Total                                                      $2,046,730,000.00



  II. COLLECTIONS
  ---------------
  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                               $7,695,994.39                $1,859.88           $7,697,854.27
  Repurchased Loan Proceeds Related to Interest                           9,345.13                     0.00                9,345.13
                                                                          --------                     ----                --------
      Total                                                          $7,705,339.52                $1,859.88           $7,707,199.40

  Servicer Advances:
  Principal Advances                                                         $0.00                $1,532.79               $1,532.79
  Interest Advances                                                   1,202,491.24                   120.62            1,202,611.86
                                                                      ------------                   ------            ------------
      Total                                                          $1,202,491.24                $1,653.41           $1,204,144.65

  Principal:
  Principal Collections                                             $51,552,402.19               $40,821.42          $51,593,223.61
  Prepayments in Full                                                16,154,194.37                 4,788.47           16,158,982.84
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                      1,174,806.46                     0.00            1,174,806.46
  Payahead Draws                                                              0.00                 4,471.21                4,471.21
                                                                              ----                 --------                --------
      Total                                                         $68,881,403.02               $50,081.10          $68,931,484.12

  Liquidation Proceeds                                                                                                   $99,232.49
  Recoveries from Prior Month Charge-Offs                                                                                      0.00
                                                                                                                               ----
      Total Principal Collections                                                                                    $69,030,716.61

  Principal Losses for Collection Period                                                                                $157,016.95
  Total Regular Principal Reduction                                                                                  $69,090,033.86

  Total Collections                                                                                                  $77,942,060.66

  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                  $77,942,060.66
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
  Net Swap Receipt                                                                                                             0.00
                                                                                                                               ----
      Total                                                                                                          $77,942,060.66




                                     Page 1


  Ford Credit Auto Owner Trust 2002-C
  Monthly Servicing Report


  Collection Period                                                                                                      July, 2002
  Distribution Date                                                                                                       8/15/2002
  Transaction Month                                                                                                               2

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $1,714,299.90        $1,714,299.90                $0.00
   Amount per $1,000 of Original Balance               0.84                 0.84                 0.00

  Net Swap Payment                               $358,316.84

                                                                                                                          Change in
  Noteholders Interest:                Amount Due         Amount Paid            Shortfall Carryover Shortfall  Carryover Shortfall
   Class A1 Notes                      $549,233.44          $549,233.44               $0.00                $0.00               $0.00
   Class A2 A Notes                     413,333.33           413,333.33                0.00                 0.00                0.00
   Class A2 B Notes                   1,054,026.91         1,054,026.91                0.00                 0.00                0.00
   Class A3 Notes                     1,104,133.33         1,104,133.33                0.00                 0.00                0.00
   Class A4 Notes                       787,246.17           787,246.17                0.00                 0.00                0.00
   Class B Notes                        211,703.33           211,703.33                0.00                 0.00                0.00
   Class C Notes                        160,874.46           160,874.46                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                          $4,280,550.97        $4,280,550.97               $0.00                $0.00               $0.00


  Certificateholders Interest:
   Class D Certificates                $200,675.00          $200,675.00               $0.00                $0.00               $0.00
                                       -----------          -----------               -----                -----

  Total Note and Cert. Interest:     $4,481,225.97        $4,481,225.97               $0.00                $0.00               $0.00

  Total Available for Principal Distribution   $71,388,217.95

  Principal Distribution Amounts
   First Priority Distribution Amount                $0.00
   Second Priority Distribution Amount       14,477,778.87
   Third Priority Distribution Amount        40,135,000.00
   Regular Principal Distribution Amount    288,300,921.98
                                            --------------
      Principal Distribution Amount        $342,913,700.85

  Noteholder Principal Distributions:
   Class A1 Notes                                        $71,388,217.95
   Class A2 A Notes                                                0.00
   Class A2 B Notes                                                0.00
   Class A3 Notes                                                  0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                          $71,388,217.95

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----

  Total Note and Certificate Principal Paid:             $71,388,217.95

  Collections Released to Servicer                                $0.00

  Total Available for Distribution          $77,942,060.66
  Total Distribution (incl. Servicing Fee)  $77,942,060.66


                                     Page 2


  Ford Credit Auto Owner Trust 2002-C
  Monthly Servicing Report


  Collection Period                                                                                                      July, 2002
  Distribution Date                                                                                                       8/15/2002
  Transaction Month                                                                                                               2

  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                           Principal                Interest                  Total
                                                        Distribution            Distribution            Distribution
  Class A1 Notes                                              $174.12                   $1.34                  $175.46
  Class A2 A Notes                                               0.00                    2.07                     2.07
  Class A2 B Notes                                               0.00                    1.61                     1.61
  Class A3 Notes                                                 0.00                    2.82                     2.82
  Class A4 Notes                                                 0.00                    3.16                     3.16
  Class B Notes                                                  0.00                    3.52                     3.52
  Class C Notes                                                  0.00                    4.01                     4.01
                                                                 ----                    ----                     ----
      Total Notes                                              $35.58                   $2.13                   $37.71

  Class D Certificates                                          $0.00                   $5.00                    $5.00
                                                                -----                   -----                    -----

  Total Notes and Certificates:                                $34.88                   $2.19                   $37.07

  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                 Beginning of Period                                 End of Period
                                                    Balance       Pool Factor                       Balance        Pool Factor
  Aggregate Balance of Notes               $1,939,508,700.85       0.9665671                $1,868,120,482.90       0.9309903
  Class A1 Notes                              342,913,700.85       0.8363749                   271,525,482.90       0.6622573
  Class A2 A Notes                            200,000,000.00       1.0000000                   200,000,000.00       1.0000000
  Class A2 B Notes                            655,000,000.00       1.0000000                   655,000,000.00       1.0000000
  Class A3 Notes                              392,000,000.00       1.0000000                   392,000,000.00       1.0000000
  Class A4 Notes                              249,260,000.00       1.0000000                   249,260,000.00       1.0000000
  Class B Notes                                60,200,000.00       1.0000000                    60,200,000.00       1.0000000
  Class C Notes                                40,135,000.00       1.0000000                    40,135,000.00       1.0000000
  Class D Certificates                         40,135,000.00       1.0000000                    40,135,000.00       1.0000000
                                               -------------       ---------                    -------------       ---------
     Total                                 $1,979,643,700.85       0.9672227                $1,908,255,482.90       0.9323435


  Portfolio Information
  Weighted Average Coupon (WAC)                         5.18%                                           5.19%
  Weighted Average Remaining Maturity (WAM)             45.83                                           44.99
  Remaining Number of Receivables                     121,297                                         119,131
  Portfolio Receivable Balance              $2,057,159,878.24                               $1,988,069,844.38

  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                      $9,280,698.66
  Specified Credit Enhancement Amount                                                                        $19,880,698.44
  Yield Supplement Overcollateralization Amount                                                             $103,173,922.40
  Target Level of Overcollateralization                                                                     $112,454,621.06

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $10,599,999.78
  Specified Reserve Account Balance                                                                           10,599,999.78
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             10,599,999.78
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $10,599,999.78
  Change in Reserve Account Balance                                                                                   $0.00

                                     Page 3


  Ford Credit Auto Owner Trust 2002-C
  Monthly Servicing Report


  Collection Period                                                                                                      July, 2002
  Distribution Date                                                                                                       8/15/2002
  Transaction Month                                                                                                               2

  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                   $99,232.49
  Recoveries from Prior Month Charge-Offs                                                                                     $0.00
  Total Principal Losses for Collection Period                                                                          $157,016.95
  Charge-off Rate for Collection Period (annualized)                                                                          0.03%
  Cumulative Net Losses for all Periods                                                                                  $79,601.63


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                           777                $12,508,611.62
  61-90 Days Delinquent                                                                           104                 $1,673,817.14
  91-120 Days Delinquent                                                                            0                         $0.00
  Over 120 Days Delinquent                                                                          1                    $37,390.21

  Repossesion Inventory                                                                            37                   $627,359.15


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.0000%
  Preceding Collection Period                                                                                               0.0125%
  Current Collection Period                                                                                                 0.0343%
  Three Month Average                                                                                                       0.0000%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:
  Second Preceding Collection Period                                                                                        0.0000%
  Preceding Collection Period                                                                                               0.0033%
  Current Collection Period                                                                                                 0.0881%
  Three Month Average                                                                                                       0.0000%




                                     Page 4


  Ford Credit Auto Owner Trust 2002-C
  Monthly Servicing Report


  Collection Period                                                                                                      July, 2002
  Distribution Date                                                                                                       8/15/2002
  Transaction Month                                                                                                               2

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $1,739,826.81                     $7,816.56
  New Advances                                                                           1,192,641.38                      1,653.41
  Servicer Advance Recoveries                                                              988,379.18                      5,499.01
                                                                                           ----------                      --------
  Ending Servicer Advances                                                              $1,944,089.01                     $3,970.96

  Current Month Interest Advances for Prepaid Loans                                         $9,849.86                         $0.00

  Payahead Account
  Beginning Payahead Account Balance                                                                                     $10,150.39
  Additional Payaheads                                                                                                     6,534.61
  Payahead Draws                                                                                                           9,416.39
                                                                                                                           --------
  Ending Payahead Account Balance                                                                                         $7,268.61




                                                          Page 5


